Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Third Quarter Results
Milford, Mass., October 25, 2005 — Waters Corporation (NYSE:WAT) announced today that its third quarter 2005 sales grew 3% compared to sales in the third quarter of 2004. Foreign currency translation had a negligible effect on this growth rate. Earnings per diluted share (E.P.S.), including a tax provision related to a qualified dividends distribution under the American Jobs Creation Act of 2004, were $0.22. Excluding this tax provision, E.P.S. for the quarter would be $0.43, a 2% increase over the $0.42 E.P.S. reported in the third quarter of 2004.
Through the first nine months of 2005, sales for the Company were $826.0 million, a 6% increase over sales in the first nine months of 2004 of $780.4 million, with foreign currency translation benefiting sales growth by 1%. Through the first nine months of 2005, E.P.S. were $1.07 compared to $1.24 for the comparable period in 2004. On a non-GAAP basis and including the adjustments in the attached reconciliation, E.P.S. grew 7% in the nine months of 2005 to $1.27 from $1.19 in 2004.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “We are disappointed in our third quarter performance as sales of instruments to our largest pharmaceutical customers were weak due to delays and reductions in their capital spending plans. Unfortunately, revenue growth associated with our new product initiatives was insufficient to offset this market weakness.”
As communicated in a prior press release, Waters Corporation will webcast its third quarter 2005 financial results conference call this morning, October 25, 2005 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available through November 1, 2005, similarly by webcast and also by phone at 203-369-3997.
Waters Corporation holds worldwide leading positions in three complementary analytical technologies — liquid chromatography, mass spectrometry and thermal analysis. These markets account for $4.5 - $5.0 billion of the overall $20 + billion analytical instrument market.

CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by our customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products, such as improved research-grade mass spectrometers, higher speed and/or more sensitive liquid chromatographs, by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations potentially adversely affecting translation of the Company’s future non-U.S. operating results . Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004
Net sales	273,031	264,808	825,966	780,382
Cost of sales	115,508	111,009	344,375	324,663

Gross profit	157,523	153,799	481,591	455,719

Selling and administrative expenses	76,645	71,967	240,101	219,234
Research and development expenses	16,982	17,001	50,214	48,766
Purchased intangibles amortization	1,241	1,228	3,789	3,578
Litigation settlement and provisions (A)	—	—	—	(9,277)
Restructuring and other unusual charges, net	—	(158)	—	(54)

Operating income	62,655	63,761	187,487	193,472

Interest (expense) income, net	(1,969)	445	(2,068)	1,671
Income from operations before income taxes	60,686	64,206	185,419	195,143

Provision for income taxes (B)	34,969	12,266	59,042	42,607

Net income	25,717	51,940	126,377	152,536

Net income per basic common share	$0.23	$0.43	$1.09	$1.28

Weighted average number of basic common shares	112,981	119,519	115,923	119,452

Net income per diluted common share	$0.22	$0.42	$1.07	$1.24

Weighted average number of diluted common shares and equivalents	114,942	122,597	117,943	123,168

(A)	The results for the nine months ended October 2, 2004 include provisions of $7.8 million for ongoing patent litigation with Hewlett-Packard Company and settlement income of $17.1 million related to patent litigation with Perkin-Elmer Corporation.

(B)	The results for the three months and nine months ended October 1, 2005 include a tax provision of approximately $24.0 million related to a qualified dividends distribution under the American Jobs Creation Act of 2004.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004
Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.22	$0.42	$1.07	$1.24

Adjustment for litigation settlement and provisions, net of tax	—	—	—	(5,688)
Income per diluted share effect	—	—	—	(0.05)

Adjustment for restructuring and other unusual charges, net of tax	—	(125)		(57)
Income per diluted share effect	—	(0.00)	—	(0.00)

Adjustment for tax provision for qualified dividends distribution	24,000	—	24,000	—
Income per diluted share effect	0.21	—	0.20	—

Adjusted income per diluted share:	$0.43	$0.42	$1.27	$1.19

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	October 1, 2005	December 31, 2004
Cash and cash equivalents	488,903	539,077
Accounts receivable	221,857	271,731
Inventories	140,965	139,900
Other current assets	18,548	23,176
Total current assets	870,273	973,884

Property, plant and equipment, net	139,943	135,908
Other assets	344,547	350,634
Total assets	1,354,763	1,460,426

Notes payable and debt	403,791	206,663
Accounts payable and accrued expenses	305,939	286,327
Total current liabilities	709,730	492,990

Long-term debt	250,000	250,000
Other long-term liabilities	40,400	38,750
Total liabilities	1,000,130	781,740

Total equity	354,633	678,686
Total liabilities and equity	1,354,763	1,460,426